Re: Questions 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2,
74V1 and 74V2

The HSBC Investor Funds offer Class Shares as seen within the breakout of total income distributions, NAV, income distributions per share and shares outstanding below.

        Aggressive Growth Strategy Fund
        Conservative Growth Strategy Fund
        Growth Strategy Fund
        Moderate Growth Strategy Fund

Within the N-SAR, the total income dividends (72DD1 and 72DD2) and number of shares (74U1 and 74U2) presented have been combined as follows:
        72DD1-74U1  Class A, Class D and
			Class Y Shares, where applicable
        72DD2-74U2  Class B, Class C and
			Class I Shares, where applicable

The following is a class breakout of the total income distributions (000s), NAVs,income distributions per share and shares outstanding(000s) at October 31, 2008:

	Total Income 			Income		Shares
	Distributions 			Distributions	Outstanding
	(000s)		NAV		per share		(000s)

Class A Shares
Aggressive Growth Strategy Fund	-	8.62	-	530
Conservative Growth Strategy Fund	142	8.84	0.25	537
Growth Strategy Fund	138	8.81	0.09	1,579
Moderate Growth Strategy Fund	307	8.70	0.20	1,637
California Tax-Free Fund	1	1.00	0.01	442
Core Plus Fixed Income Fund	599	9.09	0.48	921
Growth Fund	-	10.55	-	1,628
High Yield Fixed Income Fund	289	6.71	0.78	329
Int Duration Fixed Income Fund	55	8.91	0.43	185
Mid Cap Fund	-	5.38	-	667
Prime Money Market Fund	10,717	1.00	0.03	308,499
NY Tax-Free Bond Fund	1,111	10.41	0.39	2,340
NY Tax-Free Money Market Fund	1,479	1.00	0.02	45,789
Opportunity Fund	-	7.09	-	1,353
Overseas Equity Fund	105	7.85	0.15	846
U.S. Government Money Market Fund	20,762	1.00	0.02	703,278
U.S. Treasury Money Market Fund	2,346	1.00	0.01	580,493
Value Fund	198	8.94	0.13	1,665

Class B Shares
Aggressive Growth Strategy Fund	-	8.40	-	377
Conservative Growth Strategy Fund	79	8.76	0.17	496
Growth Strategy Fund	1	8.77	-	1,086
Moderate Growth Strategy Fund	140	8.70	0.11	1,443
Core Plus Fixed Income Fund	114	9.10	0.41	189
Growth Fund	-	9.85	-	288
High Yield Fixed Income Fund	171	6.71	0.71	221
Int Duration Fixed Income Fund	83	8.93	0.36	153
Mid Cap Fund	-	4.92	-	402
Prime Money Market Fund	4	1.00	0.02	199
NY Tax-Free Bond Fund	189	10.40	0.31	467
NY Tax-Free Money Market Fund	-	1.00	0.01	35
Opportunity Fund	-	6.10	-	259
Overseas Equity Fund	5	7.36	0.03	170
U.S. Government Money Market Fund	-	1.00	0.02	54
U.S. Treasury Money Market Fund	-	1.00	0.01	131
Value Fund	2	8.53	0.02	84

Class C Shares
Aggressive Growth Strategy Fund	-	8.39	-	38
Conservative Growth Strategy Fund	7	9.00	0.17	48
Growth Strategy Fund	1	8.80	0.01	106
Moderate Growth Strategy Fund	17	8.49	0.11	166
California Tax-Free Fund	6	1.00	0.01	-
Core Plus Fixed Income Fund	4	9.07	0.41	10
Growth Fund	-	9.91	-	7
High Yield Fixed Income Fund	29	6.72	0.71	57
Int Duration Fixed Income Fund	10	8.93	0.36	25
Mid Cap Fund	-	4.97	-	2
Prime Money Market Fund	7,531	1.00	0.02	316,921
NY Tax-Free Bond Fund	16	10.45	0.31	45
NY Tax-Free Money Market Fund	-	1.00	-	-
Opportunity Fund	-	6.21	-	30
Overseas Equity Fund	-	7.61	0.02	8
U.S. Government Money Market Fund	5	1.00	0.02	101
U.S. Treasury Money Market Fund	-	1.00	-	1,103
Value Fund	-	8.60	0.02	8

Class D Shares
California Tax-Free Fund	1,843	1.00	0.02	83,257
Prime Money Market Fund	98,458	1.00	0.03	2,722,716
NY Tax-Free Money Market Fund	13,706	1.00	0.02	586,791
Tax Free Money Market Fund	1,495	1.00	0.02	69,785
U.S. Government Money Market Fund	110,538	1.00	0.02	1,437,899
U.S. Treasury Money Market Fund	8,589	1.00	0.02	937,895

Class I Shares
Growth Fund	-	10.62	-	3,658
High Yield Fixed Income Fund	239	6.71	0.80	303
Int Duration Fixed Income Fund	472	8.93	0.46	1,080
Mid Cap Fund	-	5.51	-	2,010
Prime Money Market Fund	79,246	1.00	0.03	2,955,186
NY Tax-Free Bond Fund	765	10.41	0.42	1,510
Tax Free Money Market Fund	-	1.00	-	-
U.S. Government Money Market Fund	36,476	1.00	0.03	4,908,770
U.S. Treasury Money Market Fund	11,455	1.00	0.02	3,771,288
Value Fund	298	8.93	0.17	1,991

Class Y Shares
California Tax-Free Fund	1,697	1.00	0.02	26,171
Prime Money Market Fund	38,842	1.00	0.03	2,237,466
NY Tax-Free Money Market Fund	7,967	1.00	0.02	319,790
Tax Free Money Market Fund	1,687	1.00	0.02	143,731
U.S. Government Money Market Fund	217,291	1.00	0.03	6,747,758
U.S. Treasury Money Market Fund	8,162	1.00	0.02	1,364,308